RULE 10f-3 REPORT FORM FOR ADVISERS
GuideStone Funds

Record Of Securities Purchased
Under The Trusts Rule 10f-3 Procedures

1.	Name of Fund: Low-Duration Bond Fund
2.	Name of Issuer: NBC Universal, Inc.
3.	Underwriter from whom purchased: Goldman Sachs & Co.
4.	"Affiliated Underwriter" managing or participating in
underwriting syndicate: PNC Capital Markets
5.	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:
$315,000,000
6.	Aggregate principal amount of offering: $2,000,000,000
7.	Purchase price (net of fees and expenses): 99.975
8.	Offering price at end of first day on which any sales
were made: 99.975
9.	Date of Purchase: 09/27/10
10.	Date offering commenced: 09/27/10
11.	Commission, spread or profit: 0.45%


12.	Have the following conditions been satisfied:        Yes   No

a.   The securities are:
   part of an issue registered under the Securities Act
   of 1933 which is being offered to the public,
                                                           ___   ___

   part of an issue of government securities
                                                           ___   ___

   Eligible Municipal Securities
                                                           ___   ___

   sold in an Eligible Foreign Offering; OR
                                                           ___   ___

   sold in an Eligible Rule 144A Offering?
                                                           _X_   ___

(see the AB Funds Trust Rule 10f-3 Procedures for definitions of the defined terms used herein.)

b.   (1) The securities were purchased prior to the end of
   the first day on which any sales were made, at a
price
   that is not more than the price paid by each other
   purchaser of securities in that offering or in any
concurrent
   offering of the securities (except, in the case of an
   Eligible Foreign Offering, for any rights to purchase
   required by law to be granted to existing security
holders
   of the issuer); OR                                       _X_   ___

   (2) If the securities to be purchased were offered
   for subscription upon exercise of rights, such
securities
   were purchased on or before the fourth day preceding
   the day on which the rights offering terminates?
                                                             ___   ___

c.   The underwriting was a firm commitment
   underwriting?                                              _X_   ___

d.   The commission, spread or profit was reasonable and
   fair in relation to that being received by others for
   underwriting similar securities during the same
period?                                                       _X_   ___

e.   The issuer of the securities, except for Eligible
Municipal
   Securities, and its predecessors have been in
continuous
   operation for not less than three years?
                                                              _X_   ___

                                                             Yes      No
f.   (1) The amount of the securities, other than those
sold in an Eligible Rule 144A Offering (see below),
purchased
   by all of the investment companies advised by the
   Adviser did not exceed 25% of the principal amount
   of the offering; OR
                                                               ___   ___

   (2) If the securities purchased were sold in an Eligible
   Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of the total of:

(i) The principal amount of the offering of such class
   sold by underwriters of members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii)   The Principal amount of the offering of such
class
   in any concurrent public offering?
                                                                _X_   ___

g.        (1) No affiliated underwriter of the purchasing
Fund
   was a direct or indirect participant in or
beneficiary
   of the sale; OR                                              _X_   ___

        (2) With respect to the purchase of Eligible
Municipal
   securities, such purchase was not designated as a
   group sale or otherwise allocated to the account
   of an affiliated underwriter?
                                                               ___   ___

h.   Information has or will be timely supplied to the
appropriate
   officer of the Trust for inclusion on SEC Form N-SAR
and
   quarterly reports to the Trustees?
                                                                _X_   ___



I have submitted these answers and completed this form based on all available information.

/s/ Spencer Fleming
Name: Spencer Fleming
Title:  Director - Portfolio Compliance
Date:  October 26, 2010

  As of the date of the transaction, BlackRock deemed commissions under 1.25% for investment grade corporate debt as comparable to current market activity.